EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-181691) pertaining to the 2009 Omnibus Incentive Plan, as Amended & Restated, of Nortek, Inc. of our report dated June 7, 2013, with respect to the consolidated financial statements of 2GIG Technologies, Inc. and Subsidiary included in the Nortek, Inc. Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on June 7, 2013.

/s/ Ernst & Young LLP

Salt Lake City, Utah

June 7, 2013